Exhibit 99.1

Southern First Reports Second Quarter 2026 Results

Greenville, South Carolina, July 21, 2026 – Southern First Bancshares, Inc. (NASDAQ: SFST) (Southern First), today announced its financial results for the three months ended June 30, 2026. Strong loan growth and continued margin expansion drove year-over-year net interest income growth of 28%. Net income was $11.2 million and diluted earnings per share was $1.20, representing a $0.39, or 48% increase over the second quarter of 2025, and a slight increase from the first quarter of 2026. Return on average assets was 0.96%, up 33 basis points over the second quarter of last year, and tangible common equity to assets was 9.62%, up 160 basis points from the second quarter of 2025. Key asset quality metrics were consistent both on a linked quarter and year-over-year basis. Net charge-offs were approximately $96 thousand, or 0.01% of average loans, annualized, and nonperforming assets were 0.27% of total assets. Provision for credit losses decreased by $275 thousand from the prior quarter, and the allowance for credit losses represented 1.10% of loans.

“Our second quarter 2026 results continue to show impressive momentum. We increased retail client deposits by $184 million in the second quarter, representing a 22% annualized growth rate, and our loan portfolio grew at an annualized rate of 9% during the quarter. Our efficient business model, vibrant markets, and focus on organic growth are creating value for our clients and our shareholders. Our second quarter net income was $11.2 million, a 70% increase from the same quarter last year and a 13% increase over the first quarter of 2026. We also strengthened our capital position by raising gross proceeds of $65.2 million and issuing 1.2 million additional common shares earlier in the quarter to support our strong growth expectations. As planned, we redeemed a portion of our subordinated notes, which were subject to phase-out from regulatory capital treatment and carried a higher interest rate. We are proud of our team and our accomplishments this quarter, which we believe positions us for continued success in the second half of 2026,” stated Art Seaver, Chief Executive Officer.

Financial Highlights – Second Quarter 2026:

Earnings

•	Diluted earnings per common share was $1.20, up $0.39 or 48% compared to the second quarter of 2025 and up by $0.01 from the first quarter of 2026
•	Net income improved to $11.2 million, a $4.6 million increase or 70% compared to the second quarter of 2025 and a $1.3 million increase or 13%, compared to the first quarter of 2026
•	Total revenue was $35.9 million, an increase of $7.2 million or 25% year-over-year and $2.1 million on a linked quarter basis
•	Net interest income improved by $7.1 million or 28% year-over-year driven primarily by new loan volume
•	Net interest margin was 2.87%, a 37-basis point increase from 2.50% for the second quarter of 2025 and a one basis point decrease from the first quarter of 2026, which included a one-time increase in interest income from the repayment of a $5.1 million nonperforming loan
•	Noninterest income was $3.5 million compared to $3.3 million for the second quarter of 2025
•	Service fees on deposit accounts increased 53% compared to the second quarter of 2025 and 15% from last quarter due in part to an increased focus on treasury management services
•	Noninterest expense to average assets was 1.75%, compared to 1.86% for the second quarter of 2025
•	Return on average equity was 10.28%, compared to 7.71% for the second quarter of 2025
•	Return on average assets was 0.96%, compared to 0.63% for the second quarter of 2025

Balance Sheet

•	Total loans were $4.0 billion, up $88 million or 9% (annualized) from the first quarter of 2026
•	Retail deposits were $3.6 billion, up $184 million or 22% (annualized) from the first quarter of 2026
•	Wholesale deposits were reduced by $181.3 million, or 32% from the second quarter of 2025 and $122.3 million or 98% (annualized) from the first quarter of 2026
•	Book value per common share was $47.77, an increase of 15% (annualized) from the first quarter of 2026
•	Tangible common equity (TCE) ratio was 9.62%, up 133 basis points on a linked quarter basis and up from 8.02% for the second quarter of 2025

•	Common Equity Tier 1 ratio (CET1) was 12.81%, up 178 basis points from the first quarter of 2026 and up from 10.71% for the second quarter 2025
•	Book value per share, tangible common equity ratio and Common Equity Tier 1 ratio were each positively affected by our recent capital raise of $65.2 million

Asset Quality

•	Nonperforming assets to total assets were 0.27%, compared to 0.26% for the linked quarter, while accruing loans 30 days or more past due to total loans decreased to 0.10%, compared to 0.20% for the first quarter
•	Classified assets/Tier 1 capital plus allowance for credit losses was 3.15% compared to 3.25% for the linked quarter end
•	Provision for credit losses was $1.0 million and includes a $950 thousand provision for loan losses and a $75 thousand provision for unfunded commitments driven by new loan growth; allowance for credit losses to total loans remained at 1.10% for the quarter
•	Net charge-offs were 0.01% as a percentage of average loans on an annualized basis

SELECTED FINANCIAL DATA

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30	2Q26 vs 2Q25
	2026	2026	2025	2025	2025	$ Change	% Change
Income Statement Summary ($ in thousands):
Net interest income	$32,370	30,259	28,744	27,529	25,295	7,075	28.0%
Noninterest income	3,508	3,540	3,090	3,600	3,334	174	5.2%
Total Revenue	35,878	33,799	31,834	31,129	28,629	7,249	25.3%
Provision for credit losses	1,025	1,300	650	850	700	325	46.4%
Noninterest expense	20,393	20,015	18,416	18,946	19,336	1,057	5.5%
Income before income tax expense	14,460	12,484	12,768	11,333	8,593	5,867	68.3%
Income tax expense	3,265	2,597	2,911	2,671	2,012	1,253	62.3%
Net income available to common shareholders	11,195	9,887	9,857	8,662	6,581	4,614	70.1%
Earnings ($ in thousands, except per share data):
Earnings per common share, diluted	1.20	1.19	1.20	1.06	0.81	0.39	48.2%
Net interest margin (tax-equivalent)(1)	2.87%	2.88%	2.72%	2.62%	2.50%	-—	-—
Return on average assets(2)	0.96%	0.91%	0.90%	0.80%	0.63%	-—	-—
Return on average equity(2)	10.28%	10.67%	10.77%	9.78%	7.71%	-—	-—
Efficiency ratio(3)	56.84%	59.22%	57.85%	60.86%	67.54%	-—	-—
Noninterest expense to average assets (2)	1.75%	1.84%	1.68%	1.74%	1.86%	-—	-—
Balance Sheet ($ in thousands):
Total loans(4)	$4,030,255	3,942,219	3,845,124	3,789,021	3,746,841	283,414	7.6%
Total deposits	3,935,452	3,873,455	3,716,803	3,676,417	3,636,329	299,123	8.2%
Retail deposits(5)	3,556,045	3,371,721	3,163,914	3,108,411	3,075,631	480,414	15.6%
Total assets	4,700,171	4,578,402	4,403,494	4,358,589	4,308,067	392,104	9.1%
Book value per common share	47.77	46.00	44.89	43.51	42.23	5.54	13.1%
Loans to deposits	102.41%	101.78%	103.45%	103.06%	103.04%	-—	-—
Holding Company Capital Ratios(6):
Total risk-based capital ratio	14.42%	12.83%	12.89%	12.79%	12.63%	-—	-—
Tier 1 risk-based capital ratio	13.19%	11.40%	11.44%	11.26%	11.11%	-—	-—
Leverage ratio	10.11%	9.05%	8.93%	8.72%	8.73%	-—	-—
Common Equity Tier 1 ratio(7)	12.82%	11.03%	11.06%	10.88%	10.71%	-—	-—
Tangible common equity(8)	9.62%	8.29%	8.37%	8.18%	8.02%	-—	-—
Asset Quality Ratios:
Nonperforming assets/total assets	0.27%	0.26%	0.32%	0.27%	0.27%	-—	-—
Classified assets/Tier 1 capital plus allowance for credit losses	3.15%	3.25%	4.28%	3.97%	4.35%	-—	-—
Accruing loans 30 days or more past due/loans(4)	0.10%	0.20%	0.14%	0.18%	0.14%	-—	-—
Net charge-offs (recoveries)/average loans(4) (YTD annualized)	0.01%	0.01%	0.00%	0.00%	0.00%	-—	-—
Allowance for credit losses/loans(4)	1.10%	1.10%	1.10%	1.10%	1.10%	-—	-—
Allowance for credit losses/nonaccrual loans	395.41%	378.22%	305.65%	364.50%	362.35%	-—	-—

income statements – Unaudited

	Quarter Ended
	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30	2Q26 vs 2Q25
(in thousands, except per share data)	2026	2026	2025	2025	2025	$ Change	% Change
Interest income
Loans	$53,077	51,257	51,069	50,999	48,992	4,085	8.3%
Investment securities	1,504	1,399	1,268	1,342	1,357	147	10.8%
Federal funds sold	3,550	1,955	2,193	2,645	1,969	1,581	80.3%
Total interest income	58,131	54,611	54,530	54,986	52,318	5,813	11.1%
Interest expense
Deposits	23,094	21,697	23,052	24,703	24,300	(1,206)	(5.0%)
Borrowings	2,667	2,655	2,734	2,754	2,723	(56)	(2.1%)
Total interest expense	25,761	24,352	25,786	27,457	27,023	(1,262)	(4.7%)
Net interest income	32,370	30,259	28,744	27,529	25,295	7,075	28.0%
Provision for credit losses	1,025	1,300	650	850	700	325	46.4%
Net interest income after provision for credit losses	31,345	28,959	28,094	26,679	24,595	6,750	27.4%
Noninterest income
Mortgage banking income	1,323	1,493	1,689	1,600	1,569	(246)	(15.7%)
Service fees on deposit accounts	866	756	634	625	567	299	52.7%
ATM and debit card income	651	588	638	601	586	65	11.1%
Income from bank owned life insurance	457	446	450	439	413	44	10.7%
Loss on sale of securities	-	-	(515)	-	-	-	0.0%
Other income	211	257	194	335	199	12	6.0%
Total noninterest income	3,508	3,540	3,090	3,600	3,334	174	5.2%
Noninterest expense
Compensation and benefits	12,252	11,980	10,529	11,299	11,674	578	5.0%
Occupancy	2,551	2,490	2,465	2,447	2,523	28	1.1%
Outside service and data processing costs	2,416	2,267	2,144	2,158	2,189	227	10.4%
Insurance	858	892	994	961	910	(52)	(5.7%)
Professional fees	782	675	732	605	609	173	28.4%
Marketing	423	399	346	412	397	26	6.5%
Other	1,111	1,312	1,206	1,064	1,034	77	7.4%
Total noninterest expenses	20,393	20,015	18,416	18,946	19,336	1,057	5.5%
Income before provision for income taxes	14,460	12,484	12,768	11,333	8,593	5,867	68.3%
Income tax expense	3,265	2,597	2,911	2,671	2,012	1,253	62.3%
Net income available to common shareholders	$11,195	9,887	9,857	8,662	6,581	4,614	70.1%

Earnings per common share – Basic	$1.22	1.21	1.22	1.07	0.81	0.41	50.6%
Earnings per common share – Diluted	1.20	1.19	1.20	1.06	0.81	0.39	48.2%
Basic weighted average common shares	9,185	8,163	8,106	8,091	8,090	1,095	13.5%
Diluted weighted average common shares	9,319	8,293	8,229	8,176	8,124	1,195	14.7%

[Footnotes to table located on page 6]

Net interest income and margin - Unaudited

				For the Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate(2)	Average Balance	Income/ Expense	Yield/ Rate(2)	Average Balance	Income/ Expense	Yield/ Rate(2)
Interest-earning assets
Federal funds sold and interest-bearing deposits	$ 384,694	$ 3,550	3.70%	$ 211,039	$ 1,956	3.76%	$ 179,095	$ 1,969	4.41%
Investment securities, taxable	147,886	1,473	4.00%	141,309	1,368	3.93%	141,898	1,315	3.72%
Investment securities, nontaxable(1)	6,283	40	2.57%	6,332	40	2.58%	7,740	55	2.83%
Loans(9)	3,978,639	53,077	5.35%	3,899,002	51,257	5.33%	3,724,064	48,992	5.28%
Total interest-earning assets	4,517,502	58,140	5.16%	4,257,682	54,621	5.20%	4,052,797	52,331	5.18%
Noninterest-earning assets	157,905			156,466			154,051
Total assets	$4,675,407			$ 4,414,148			$4,206,848
Interest-bearing liabilities
NOW accounts	$ 500,978	1,738	1.39%	$ 421,527	1,102	1.06%	$ 331,811	752	0.91%
Savings & money market	1,752,548	12,908	2.95%	1,649,248	11,819	2.91%	1,566,345	13,398	3.43%
Time deposits	871,563	8,448	3.89%	895,101	8,776	3.98%	942,880	10,150	4.32%
Total interest-bearing deposits	3,125,089	23,094	2.96%	2,965,876	21,697	2.97%	2,841,036	24,300	3.43%
FHLB advances and other borrowings	240,000	2,252	3.76%	240,000	2,245	3.79%	240,000	2,270	3.79%
Subordinated debentures	24,777	415	6.72%	24,903	411	6.69%	24,903	453	7.30%
Total interest-bearing liabilities	3,389,866	25,761	3.05%	3,230,779	24,353	3.06%	3,105,939	27,023	3.49%
Noninterest-bearing liabilities	848,704			807,686			758,626
Shareholders’ equity	436,837			375,683			342,283
Total liabilities and shareholders’ equity	$ 4,675,407			$ 4,414,148			$4,206,848
Net interest spread			2.11%			2.15%			1.69%
Net interest income (tax equivalent) / margin		$ 32,379	2.87%		$ 30,268	2.88%		$ 25,308	2.50%
Less: tax-equivalent adjustment(1)		9			9			13
Net interest income		$ 32,370			$ 30,259			$ 25,295

[Footnotes to table located on page 6]

Balance sheets - Unaudited

	Ending Balance
	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30	2Q26 vs 2Q25
(in thousands, except per share data)	2026	2026	2025	2025	2025	$ Change	% Change
Assets
Cash and cash equivalents:
Cash and due from banks	$30,102	32,723	27,821	24,600	25,184	4,918	19.5%
Federal funds sold	259,049	228,235	183,473	178,534	180,834	78,215	43.3%
Interest-bearing deposits with banks	72,483	81,818	58,289	79,769	65,014	7,469	11.5%
Total cash and cash equivalents	361,634	342,776	269,583	282,903	271,032	90,602	33.4%
Investment securities:
Investment securities available for sale	144,388	124,224	127,730	131,040	128,867	15,521	12.0%
Other investments	20,484	20,377	20,063	20,066	19,906	578	2.9%
Total investment securities	164,872	144,601	147,793	151,106	148,773	16,099	10.8%
Mortgage loans held for sale	8,594	13,723	11,569	6,906	10,739	(2,145)	(20.0%)
Loans (4)	4,030,255	3,942,219	3,845,124	3,789,021	3,746,841	283,414	7.6%
Less allowance for credit losses	(44,232)	(43,378)	(42,280)	(41,799)	(41,285)	(2,947)	7.1%
Loans, net	3,986,023	3,898,841	3,802,844	3,747,222	3,705,556	280,467	7.6%
Bank owned life insurance	56,677	56,221	55,775	55,324	54,886	1,792	3.3%
Property and equipment, net	88,006	88,580	83,465	84,586	85,921	2,085	2.4%
Deferred income taxes	13,946	13,812	13,702	12,657	12,971	975	7.5%
Other assets	20,419	19,848	18,763	17,885	18,189	2,229	12.3%
Total assets	$4,700,171	4,578,402	4,403,494	4,358,589	4,308,067	392,104	9.1%
Liabilities
Deposits	$3,935,452	3,873,455	3,716,803	3,676,417	3,636,329	299,123	8.2%
FHLB Advances	240,000	240,000	240,000	240,000	240,000	-	0.0%
Subordinated debentures	13,403	24,903	24,903	24,903	24,903	(11,500)	(46.2%)
Other liabilities	59,048	60,631	53,131	60,921	61,373	(2,325)	(3.8%)
Total liabilities	4,247,903	4,198,989	4,034,837	4,002,241	3,962,605	285,298	7.2%
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-	-	-
Common Stock - $.01 par value; 10,000,000 shares authorized	95	82	82	82	82	13	15.9%
Nonvested restricted stock	(912)	(1,302)	(1,338)	(1,929)	(2,774)	1,862	(67.1%)
Additional paid-in capital	188,932	127,168	125,924	125,035	124,839	64,093	51.3%
Accumulated other comprehensive loss	(8,372)	(7,865)	(7,454)	(8,426)	(9,609)	1,237	(12.9%)
Retained earnings	272,525	261,330	251,443	241,586	232,924	39,601	17.0%
Total shareholders’ equity	452,268	379,413	368,657	356,348	345,462	106,806	30.9%
Total liabilities and shareholders’ equity	$4,700,171	4,578,402	4,403,494	4,358,589	4,308,067	392,104	9.1%

Common Stock
Book value per common share	$47.77	46.00	44.89	43.51	42.23	5.54	13.1%
Stock price:
High	61.51	61.08	55.50	45.54	38.51	23.00	59.7%
Low	54.95	51.26	41.15	38.74	30.61	24.34	79.5%
Period end	61.10	54.50	51.52	44.12	38.03	23.07	60.7%
Common shares outstanding	9,468	8,248	8,213	8,189	8,181	1,287	15.7%

[Footnotes to table located on page 6]

Asset quality measures - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2026	2026	2025	2025	2025
Nonperforming Assets
Commercial
Owner occupied RE	$2,667	2,317	259	262	-
Non-owner occupied RE	2,030	1,712	6,917	6,911	6,941
Commercial business	1,330	909	189	195	717
Consumer
Real estate	4,805	5,786	5,763	3,394	3,028
Home equity	354	745	705	705	708
Total nonaccrual loans	11,186	11,469	13,833	11,467	11,394
Other real estate owned	1,375	475	275	275	275
Total nonperforming assets	$12,561	11,944	14,108	11,742	11,669
Nonperforming assets as a percentage of:
Total assets	0.27%	0.26%	0.32%	0.27%	0.27%
Total loans	0.31%	0.30%	0.37%	0.31%	0.31%
Classified assets/Tier 1 capital plus allowance for credit losses	3.15%	3.25%	4.28%	3.97%	4.35%
Accruing loans 30 days or more past due/loans(4)	0.10%	0.20%	0.14%	0.18%	0.14%
	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2026	2026	2025	2025	2025
Allowance for Credit Losses
Balance, beginning of period	$43,378	42,280	41,799	41,285	40,687
Loans charged-off	(155)	(78)	(150)	(55)	(68)
Recoveries of loans previously charged-off	59	26	81	69	16
Net loans (charged-off) recovered	(96)	(52)	(69)	14	(52)
Provision for credit losses	950	1,150	550	500	650
Balance, end of period	$44,232	43,378	42,280	41,799	41,285
Allowance for credit losses to gross loans	1.10%	1.10%	1.10%	1.10%	1.10%
Allowance for credit losses to nonaccrual loans	395.41%	378.22%	305.65%	364.50%	362.35%
Net charge-offs (recoveries) to average loans QTD (annualized)	0.01%	0.01%	0.01%	0.00%	0.01%

[Footnotes to table located on page 6]

LOAN COMPOSITION - Unaudited

	Quarter Ended
	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30	2Q26 vs 2Q25
(dollars in thousands)	2026	2026	2025	2025	2025	$ Change	% Change
Commercial
Owner occupied RE	$755,419	759,602	736,979	705,383	686,424	68,995	10.1%
Non-owner occupied RE	967,698	950,696	956,812	943,304	939,163	28,535	3.0%
Construction	66,105	69,463	63,666	71,928	68,421	(2,316)	(3.4%)
Business	713,017	677,742	619,667	604,411	589,661	123,356	20.9%
Total commercial loans	2,502,239	2,457,503	2,377,124	2,325,026	2,283,669	218,570	9.6%
Consumer
Real estate	1,167,282	1,148,129	1,153,285	1,159,693	1,164,187	3,095	0.3%
Home equity	273,017	262,530	248,685	239,996	234,608	38,409	16.4%
Construction	36,371	33,879	24,997	25,842	25,210	11,161	44.3%
Other	51,346	40,178	41,033	38,464	39,167	12,179	31.1%
Total consumer loans	1,528,016	1,484,716	1,468,000	1,463,995	1,463,172	64,844	4.4%
Total gross loans, net of deferred fees	4,030,255	3,942,219	3,845,124	3,789,021	3,746,841	283,414	7.6%
Less—allowance for credit losses	(44,232)	(43,378)	(42,280)	(41,799)	(41,285)	(2,947)	7.1%
Total loans, net	$3,986,023	3,898,841	3,802,844	3,747,222	3,705,556	280,467	7.6%

Yield on average loans	5.35%	5.33%	5.29%	5.35%	5.28%	-—	-—

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30	2Q26 vs 2Q25
(dollars in thousands)	2026	2026	2025	2025	2025	$ Change	% Change
Non-interest bearing	$799,246	799,692	732,287	736,518	761,492	37,754	5.0%
Interest bearing:
NOW accounts	538,443	495,657	423,270	343,615	341,903	196,540	57.5%
Money market accounts	1,765,697	1,652,125	1,573,039	1,572,738	1,537,400	228,297	14.8%
Savings	29,460	30,332	29,470	29,381	32,334	(2,874)	(8.9%)
Time deposits, less than $250,000	175,971	170,496	180,783	202,353	194,064	(18,093)	(9.3%)
Time deposits, $250,000 and over(10)	626,635	725,153	777,954	791,812	769,136	(142,501)	(18.5%)
Total deposits	$3,935,452	3,873,455	3,716,803	3,676,417	3,636,329	299,123	8.2%

Total retail deposits	3,556,045	3,371,721	3,163,914	3,108,411	3,075,631	480,414	15.6%
Total wholesale deposits	379,407	501,734	552,889	568,006	560,697	(181,290)	(32.3%)
Cost of average deposits	2.37%	2.37%	2.50%	2.69%	2.75%	-—	-—
Cost of average retail deposits	2.11%	2.06%	2.18%	2.36%	2.42%	-—	-—
Loans to deposits	102.41%	101.78%	103.45%	103.06%	103.04%	-—	-—

Footnotes to tables:
(1) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(2) Annualized for the respective three-month period.
(3) Noninterest expense divided by the sum of net interest income and noninterest income.
(4) Excludes mortgage loans held for sale.
(5) Excludes out of market (wholesale) deposits totaling $379.4 million.
(6) June 30, 2026 ratios are preliminary.
(7) The Common Equity Tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(8) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(9) Includes mortgage loans held for sale.
(10) Includes out of market deposits

About Southern First Bancshares

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The company’s wholly owned subsidiary, Southern First Bank, is the second largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 12 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Charlotte, Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $4.7 billion, and its common stock is traded on The NASDAQ Global Market under the symbol “SFST.”  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “preliminary”, “intend,” “plan,” “target,” “continue,” “lasting,” and “project,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the company conducts operations may be different than expected; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan and deposit growth as well as pricing of each product, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, changes affecting oversight of the financial services industry or consumer protection; (5) the impact of changes to Congress and the office of the President on the regulatory landscape and capital markets; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (7) changes in interest rates, which may continue to affect the company’s net income, interest expense, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of the company’s assets, including its investment securities; (8) trade wars, government shutdowns, or a potential recession which may cause adverse risk to the overall economy, and could indirectly pose challenges to our clients and to our business; (9) any increase in FDIC assessments which have increased and may continue to increase our cost of doing business; and (10) changes in accounting principles, policies, practices, or guidelines. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf are expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

MEDIA CONTACT:
ART SEAVER 864-679-9010

FINANCIAL CONTACT:

CHRIS ZYCH 864-679-9070

WEB SITE: www.southernfirst.com

SOURCE: Southern First Bancshares, Inc.